Exhibit 99.1

RUBICON TECHNOLOGY, INC. REPORTS STRONG FIRST QUARTER

2011 RESULTS OF OPERATIONS

Bensenville, Ill – May 5, 2011— Rubicon Technology, Inc. (NASDAQ:RBCN), a leading provider of sapphire substrates and products to the LED, RFIC, Semiconductor, and Optical industries, today reported financial results for its first quarter ended March 31, 2011.

First Quarter 2011 Financial Highlights

•	Revenue rose to $38 million, up 29 percent sequentially

•	Gross margin of 63 percent

•	Operating margin reaches 53 percent

•	Diluted earnings per share increased $0.16 sequentially to $0.80

Commenting on the results, Raja Parvez, President and CEO said, “I am very pleased with our exceptional start to the new-year and believe that 2011 will be a very productive year in terms of financial performance, extending our technological leadership, and expanding our customer base worldwide”

The Company’s revenue increased 29 percent sequentially to $38 million driven by robust demand from the LED market. The Company continues to add capacity in order to serve this rapidly growing market. Mr. Parvez continued, “Our customer base continues to grow and we are aggressively adding capacity to meet their needs.”

The Company reported continued strong interest for its polished six inch wafers. Mr. Parvez continued, “While we were capacity constrained in the first quarter, we expect a significant increase in revenue from six inch polished wafer sales in the second quarter.”

Second Quarter 2011 Guidance

Commenting on the outlook for the second quarter of 2011, William Weissman, Rubicon’s Chief Financial Officer said “We expect continued strong demand resulting in revenue increasing to between $40 million and $43 million. We have projected overall substrate pricing in the second quarter to be slightly lower than first quarter pricing due to some reduction in the price of two inch core products. We anticipate gross margin to be in the high fifty percent range in the second quarter with diluted earnings per share of between $0.82 and $0.86. This assumes a diluted share count of 24 million shares and a tax rate of 7 percent, which represents accrual for state income taxes only. Each quarter we evaluate our tax valuation allowance and determine whether it is appropriate to begin accruing for federal income taxes for financial statement purposes. That determination is made after evaluating many factors, including the projected earnings for the full year. It is possible that we may release the tax allowance and begin accruing federal taxes in the second quarter. If that were the case, we estimate that our total federal and state effective tax rate for financial statement purposes for the last three quarters of this year to be approximately 40 percent. It is important to note that our projected tax rate for 2012 remains at our previously provided rate of 30 to 35 percent. In addition, our projected cash basis tax rate for 2011 remains low at approximately 10 percent despite our increased earnings.”

Conference Call Details

Rubicon will host a conference call at 5:00 p.m. Eastern time on May 5, 2011 to review the highlights of the first quarter 2011 results and the second quarter 2011 outlook. The conference call will be available to the public through a live audio web broadcast via the Internet. Log on through the Investor Relations section of Rubicon’s website at http://www.rubicon-es2.com/index.html. An audio replay of the call will be available approximately two hours after the conclusion of the call. The audio replay will remain available until 11:59 p.m. Eastern time on May 12, 2011, and can be accessed by dialing (888) 286-8010 or (617) 801-6888 (international). Callers should reference conference ID 86049721. The webcast will be archived on the Company’s website.

About Rubicon Technology, Inc.

Rubicon Technology, Inc. is an advanced electronic materials provider that is engaged in developing, manufacturing and selling monocrystalline sapphire and other crystalline products for light-emitting diodes (LEDs), radio frequency integrated circuits (RFICs), blue laser diodes, optoelectronics and other optical applications. The Company applies its proprietary crystal growth technology to produce very high-quality sapphire in a form that allows for volume production of various sizes and orientations of substrates and windows. Rubicon is a vertically-integrated manufacturer with capabilities in crystal growth, high precision core drilling, wafer slicing, surface lapping, large-diameter polishing and wafer cleaning processes, which the Company employs to convert the bulk crystal into products with the quality and precision specified by its customers. The Company is actively developing larger diameter products to support next-generation LED, RFIC and optical window applications.

Further information is available at http://www.rubicon-es2.com.

Forward-Looking Statements

Certain of the statements in this release, particularly those preceded by, followed by or including the words “believes,” “expects,” “anticipates,” “intends,” “should,” “estimates,” or similar expressions, or those relating to or anticipating financial results for periods beyond the end of the first quarter of 2011, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For those statements, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by us. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include managing the expansion of our manufacturing capacity, market acceptance of LED lighting, our ability to adapt to future changes in the LED industry, our successful development and market acceptance of RFIC and other new products, changes in the average selling prices of sapphire products, dependence on key customers, potential disruptions in our supply of electricity, changes in our product mix, our ability to protect our intellectual property rights, the competitive environment, the availability and cost of raw materials, the cost of compliance with environmental standards, the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations and other risks and uncertainties described in the company’s most recent Form 10-K and other filings with the Securities and Exchange Commission. For these reasons, readers are cautioned not to place undue reliance on the company’s forward-looking statements. Any forward-looking statement that the company makes speaks only as of the date of such statement, and the company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

CONTACT:
William Weissman
Chief Financial Officer
847-457-3610

Rubicon Technology, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2011 (unaudited)	March 31, 2010 (unaudited)
Assets
Cash and cash equivalents	$22,663	$12,505
Restricted cash	541	7
Short-term investments	65,372	28,966
Accounts receivable, net	22,715	7,311
Inventories, net	11,244	6,635
Other current assets	11,417	4,012

Total current assets	133,952	59,436
Property and equipment, net	91,573	42,025
Investments	2,000	2,000
Other assets	—	187

Total assets	$227,525	$103,648

Liabilities and Stockholders’ Equity
Accounts payable	$5,853	$1,685
Accrued and other current liabilities	8,895	2,338

Total liabilities	14,748	4,023

Stockholders’ equity	212,777	99,625

Total liabilities and stockholders’ equity	$227,525	$103,648

Rubicon Technology, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(in thousands except share and per share amounts)

	Three months ended March 31,
	2011	2010
Revenue	$37,970	$11,516
Cost of goods sold	13,995	7,363

Gross profit	23,975	4,153

General and administrative expenses	2,921	2,141
Sales and marketing expenses	377	257
Research and development expenses	427	212

Total operating expenses	3,725	2,610

Income from operations	20,250	1,543

Other income:
Interest income and other, net	81	72

Income before income taxes	20,331	1,615
Income tax expense	1,227	40

Net income	$19,104	$1,575

Net income per common share:
Basic	$0.83	$0.08
Diluted	$0.80	$0.07

Weighted average common shares outstanding used in computing net income per common share:
Basic	22,993,614	20,244,347
Diluted	23,943,644	21,437,861

Rubicon Technology, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Three months ended March 31,
	2011	2010
Cash flows from operating activities
Net income	$19,104	$1,575

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	2,021	1,398
Other	866	450
Changes in operating assets and liabilities
Accounts receivable, net	(4,039)	(2,344)
Inventories	(77)	(38)
Other current assets	(1,705)	(568)
Accounts payable	(3,433)	(371)
Accrued expenses and other current liabilities	3,496	622

Net cash provided by operating activities	16,233	724

Cash flows from investing activities
Purchases of property and equipment	(11,083)	(3,857)
Proceeds from sale of investments	737	11,750

Net cash (used in) provided by investing activities	(10,346)	7,893

Cash flows from financing activities
Other financing activities	728	34

Net cash provided by financing activities	728	34

Effect of foreign exchange rate changes on Cash and cash equivalents	(25)	(6)

Net increase in cash and cash equivalents	6,590	8,645
Cash and cash equivalents, beginning of period	16,073	3,860

Cash and cash equivalents, end of period	$22,663	$12,505